UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2019

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2019, at the Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the “Company”), the following items set forth in our Proxy Statement were voted upon:

Item 1. The nominees listed below were elected directors with the respective votes set forth opposite their names:

	NUMBER OF VOTES

	FOR	WITHHELD	BROKER NON-VOTES
Donald E. Brandt	88,292,571	3,144,392	8,036,836
Denis A. Cortese, M.D.	90,722,303	714,660	8,036,836
Richard P. Fox	86,559,109	4,877,854	8,036,836
Michael L. Gallagher	87,727,279	3,709,684	8,036,836
Dale E. Klein, Ph.D.	90,800,720	636,243	8,036,836
Humberto S. Lopez	88,858,209	2,578,754	8,036,836
Kathryn L. Munro	84,796,299	6,640,664	8,036,836
Bruce J. Nordstrom	86,405,765	5,031,198	8,036,836
Paula J. Sims	90,836,404	600,559	8,036,836
James E. Trevathan, Jr.	90,657,577	779,386	8,036,836
David P. Wagener	90,831,625	605,338	8,036,836

Item 2. The advisory resolution to approve executive compensation, as disclosed in the 2019 Proxy Statement, was approved, with the following votes cast:

NUMBER OF VOTES

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
87,009,875	3,975,855	451,233	8,036,836

Item 3. The appointment of Deloitte & Touche LLP as independent accountant for the year ending December 31, 2019 was ratified, with the following votes cast:

NUMBER OF VOTES

FOR	AGAINST	ABSTENTIONS
95,264,646	3,984,727	224,426

Item 4. The shareholder proposal asking the Company to amend its governing documents to reduce the ownership threshold to 10 percent to call special shareholder meetings was not approved, with the following votes cast:

NUMBER OF VOTES

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
42,144,911	48,715,008	577,044	8,036,836

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 21, 2019	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer